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                                                                    EXHIBIT 4.10


                              CERTIFICATE OF TRUST
                   OF FOREST CITY ENTERPRISES CAPITAL TRUST I

       The undersigned, the trustees of Forest City Enterprises Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3801 et. seq., hereby certify as follows:

       (a) The name of the business trust being formed hereby (the "Trust") is "Forest City Enterprises Capital Trust I".

       (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                  The Bank of New York (Delaware)
                  Attention: Corporate Trust Trustee Administration White Clay Center, Route 273
                  Newark, Delaware 19711

       (c) This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

       (d) This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being all of the initial trustees of the Trust, have executed this Certificate of Trust.



                                     THE BANK OF NEW YORK (DELAWARE),
                                     as Trustee



                                     By:     /s/ William T. Lewis
                                             ----------------------------------
                                             Name:    William T. Lewis
                                             Title:   Senior Vice President


                                     /s/ Charles A. Ratner
                                     ------------------------------------------
                                     Charles A. Ratner, as Trustee